EXHIBIT 10.129

BASE SALARIES OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT

As of February 25, 2005, the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of Mechanical Technology Incorporated:
Steven N. Fischer	$ 180,000
Chairman, Mechanical Technology Incorporated
Dr. William P. Acker	$ 250,000
Chief Executive Officer, MTI MicroFuel Cells Inc.
Dale W. Church	$ 240,000
President, MTI Government Systems
Dr. Shimshon Gottesfeld	$ 250,000
Vice President and Chief Technology Officer, MTI MicroFuel Cells Inc.
Alan Soucy	$ 300,000
President and Chief Operating Officer, MTI MicroFuel Cells Inc.